UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Information Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SBD International, Inc.,
(Name of Registrant as Specified In Its Charter)
Nevada (State or other jurisdiction of incorporation or organization) IRS EIN 20-4357915 -6464 N W 5th Way,, Ft. Lauderdale Florida 33309 Address of principal executive offices) 954 489 2961

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒ Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.001 per share, Inc.
(2)	Aggregate number of securities to which transaction applies:
286,930,593 shares of common stock (as of August 31, 2007)
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 286,930,593 shares of Common Stock multiplied by $.014 per share and In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended; the filing fee was determined by multiplying 0.000107 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:
$430,395
(5)	Total fee paid:
$46.05
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:

EXPLANATORY NOTE

SBD International, Inc. (the “Company”) is filing this Form 14-C (the “Form 14-”), with the Securities and Exchange Commission (the “SEC”) on September 6, 2006 to fulfill its notice requirements to its shareholders.

The Board of Directors of the company has decided it’s in its best interest to reverse its common stock in a ration of 1000 to one(1000 to 1) and has adopted a resolution dated September 4, 2007 to effect the reverse, in conjunction with the a written consent of the majority shareholders.

SBD INTERNATIONAL, INC.

6464 N W 5th Way, Ft. Lauderdale, Florida 33309

Notice of Proposed Action by Written Consent
Of a
Majority of the Outstanding Common Stock
To be taken on or about September 18, 2007

To the Stockholders of SBD INTERNATIONAL, INC.

Notice is hereby given that upon Written Consent by the holders of a majority of the outstanding shares of common and preferred stock of SBD International, Inc., (the “Company”) intend to Reverse its common stock and in a ratio of 1000 to One. (1000:1)

The change will be effected on or after 14 days from the date this schedule is mailed to shareholders and is expected to be on or about September 20, 2007

Only stockholders of record at the close of business on August 31, 2007 will be given Notice of the Action by Written Consent. The Company is not soliciting Proxies.

By Order of the Board of Directors

/s/ C M Nurse

President of the Company

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SBD INTERNATIONAL, INC.
6464 N W 5th Way
Ft. Lauderdale, Florida 33309
954 489 2961 fax 954 489 2962

INFORMATION STATEMENT

ACTION BY A MAJORITY OF STOCKHOLDERS

This Information Statement is furnished to all holders of the Common Stock, $.001 par value per share, and convertible preferred Stock A, pat value .001 of the Company, voting in a ration of 52 common for each preferred Class A, in connection with proposed action by holders of a majority of the issued and outstanding shares of common and preferred voting stock of SBD International, Inc.,, a Nevada Corporation (the "Company") to ratify all actions taken by all officers and directors of the company from March 27, 2002 thru the present date , including the reverse of its common stock in a ratio of one thousand to one (1000:1).. These actions have already occurred or are to occur on or about September 18th 2007.or later. This Information Statement is first being mailed to stockholders on or about September 15, 2007.

Only stockholders of record at the close of business on August 31, 2007 are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of a majority of the shareholders of the Company as allowed by Section 607.1003 of the Nevada Statutes.

The Board of Directors and/or persons owning the majority of the outstanding voting Securities of SBD International, Inc., have unanimously adopted, ratified and approved resolutions to effect the reverse to take place on or about September 18, 2007. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendment will be filed and is expected to become effective on or about September 18, 2007.

The Form 10-KSB filed by SBD International, Inc., with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. SBD International, Inc. is presently "current" in the filing of all reports required to be filed by it.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DISSENTER'S RIGHTS OF APPRAISAL

The proposed Amendment does not result in dissenters' rights of appraisal. The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the amendments and mergers.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on September 20, 2007 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding 286,930,593 shares of $0.001 par value common stock and 5,100,000 shares of $0.0001 par value preferred class A stock voting in a ratio of 52 common to one (i) preferred. The Company's officers, directors and principal shareholders own or control in the aggregate greater than 50% of the aggregate total of issued and outstanding shares of Common and Preferred Stock on the Record Date, these persons have signed consent to the taking of this action. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND
FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's Common and Preferred Stock as of August 31, 2007, with respect to:
(i) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common and/or Preferred Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of August 31, 2007, there were 286,930,693 shares of Common Stock issued and outstanding and 5,100,000 shares of Preferred A Stock issued and outstanding for a total of 552,130,693 on a fully diluted basis.

TITLE OF CLASS	NAME AND ADDRESS OF	AMOUNT AND NATURE OF	PERCENT
	BENEFICIAL OWNER	BENEFICIAL OWNERSHIP OF CLASS

Common Stock	C M Nurse	80,000.001%
($0.001 par value)	(President & Director)
	6464 N W 5th WAY, Ft Lauderdale
	33309

Preferred Stock		5,100,000 PFA	48 % on a diluted basis

Common Stock	All Executive Officers and Directors	80,000.004%
($0.001 par value)	as a Group (on a fully diluted basis)	(265,000,000)	48%
	(Nurse)

Common Stock	Star Invest Group	1,400,000.002%
($0.001 par value)	a Foreign corp.
	500 Broadway, NY 10036

Common Stock	Zono Plc	247,501,820	45.0%
($0.001 par value	Roseau
	Dominica

Common Stock	Scarborough Ltd.	1,000,000,	.002%
($0.001 par value)	73 Front Street,
	Hamilton Bermuda HM12

NO CHANGE IN BUSINESS OR PHYSICAL LOCATION

The proposed Amendments to the Company's Articles of Incorporation will effect a change in the capitalization of SBD International, Inc., as described herein. However, the recapitalization will not result in any change in our business, management, location of our principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the recapitalization, which are immaterial). Our management, including all directors and officers, will remain the same after the amendments and mergers are approved. There will be additional directors added to SBD International Inc at this time.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The Company's authorized capital consists of 750,000,000 shares of Common Stock, $0.001 par value and 20,000,000 shares of Preferred Stock A, $0.001 par value, and 20,000,000 shares of Preferred B stock. As of August 31, 2007 there were 286,930,593 shares of Common Stock outstanding and 5,100,000 shares of Preferred A Stock outstanding for a total of 471,569.021 shares on a fully diluted basis outstanding. The holders of Common are entitled to vote as a unit and Preferred Stock are entitled to vote as a unit in a ratio of 52 common shares for each share of preferred A on matters brought the attention of the shareholders of the Company.

VOTE REQUIRED FOR APPROVAL

Section 607.1003 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendment discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 607.1003. Section 607.1003 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 607.1003 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of SBD International, Inc., and persons owning and having voting power in excess of 50% of the outstanding voting securities of SBD International, Inc., have adopted, ratified and approved all amendments and mergers to date including that proposed merger with SBD International, a current subsidiary of Siteworks Building and Development.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 286,930,593 shares of issued and outstanding shares of the Company's $0.001 par value common voting stock and 5,100,000 shares of issued and outstanding shares of the Company's $0.001 par value preferred voting stock, for a total of 552,130,693 shares on a fully diluted basis, outstanding on August 31, 2007, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to SiteWorks’ Articles of Incorporation.

INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

The following portions of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, August 31, 2007, June 30, 2006 September 30. 2006 is incorporated herein by reference: "Item 1. Business", “Item 5. Market Information for Common Equity and Related Shareholder Matters", and “ Item 7. Financial Statements."' The following portions of the Company’s Quarterly Report on Form 10-QSB for the period ended August 31, 2007 is also incorporated herein by reference: "Part I. Item 1: Financial Statements" and "Part I. Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations."' Copies of these documents are available without charge to any person, including any beneficial holder of the Company's Common Stock to whom this Information Statement was delivered, on written or oral request to Siteworks Building and Development Co., 6464 N W 5th Way, Ft. Lauderdale Florida 33309. Any statement contained in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Information Statement except as so modified or superseded.

CAPITALIZATION

The Company currently has 750,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 286,930.593 shares were outstanding on August 31, 2007. The Company currently has 20,000,000 authorized shares of Preferred Stock, Class A par value .001of which 5, 100,000 are outstanding and 20,000,000 of Preferred B par value $1.00 per share, of which 1,100,000 shares were outstanding on August 31, 2007.

Since the Board of Directors believes that the current corporate structure does not allow it the flexibility need to meet its strategic objectives, including expanded international property development and construction, the Board considers it desirable that the Company restructures and redomicile to Nevada by merger with a Nevada corporation.

Presently, the Company has issued shares in all of its three authorized classes of stock, Common Stock, par value $0.001 per share, and preferred stock, par value $0.001 per share. Preferred B stock is non voting stock and has a per value of 1.00 per share. Common and preferred shares A are voting shares and but have different voting rights. Preferred A vote in the ratio of 52 common for each preferred. Common shares vote one vote for each common share. However, none of such common or preferred shares confer any preemptive rights on the holders thereof to purchase or receive any additional shares of the Company's Common Stock or any other securities, rights or options for the Company's securities authorized or acquired by the Company in the future. The Board may issue the Common Stock and Preferred Stock authorized by the Company's Charter for such consideration as may be fixed by the Board and for any corporate purpose without further action by the stockholders, except as may be required by law. Each share of Preferred Stock has dividend and liquidation preferences over common shares of the Company. Each share of Common Stock has equal dividend rights and participates equally upon liquidation

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Neither company, nor associate of the foregoing persons has any substantial interest, direct or indirect, in the Company's recapitalization which differs from that of other shareholders of the Company? No director of the Company opposes the proposed action of recapitalizing the Company's common shares.

ADDITIONAL INFORMATION

Additional information concerning SBD International Inc is available on its recent filings as of Sept 30, 2006 on Form 10-QSB for the quarter ended September 30-, 2006, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov and is incorporated herein by reference.

Dated: September 6, 2007

By Order of the Board of Directors

/s/ C M Nurse

Chief Executive Officer
& Chairman